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                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                          1271 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10020

                                                                     May 1, 2000

DEAR STOCKHOLDER:

    We have previously sent you proxy material relating to the Annual Meeting of Stockholders to be held on Monday, May 15, 2000.

    According to our records, your proxy for this meeting has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

    Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly.

                                    Sincerely,

                                    NICHOLAS J. CAMERA
                                      SECRETARY

IF YOU HAVE ALREADY MAILED YOUR PROXY OR VOTED YOUR
SHARES BY TELEPHONE OR INTERNET, PLEASE ACCEPT OUR THANKS
AND DISREGARD THIS REQUEST.